Exhibit 99.5

Financial Statements

of

Argosy Gaming Company

as of September 30, 2005 and December 31, 2004

and for

the three and nine months ended

September 30, 2004 and 2005

ARGOSY GAMING COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share and Per Share Data)

	September 30, 2005	December 31, 2004
	(unaudited)
Current assets:
Cash and cash equivalents	$118,385	$80,069
Accounts receivable, net	4,322	3,534
Income taxes receivable	—	8,705
Deferred income taxes	20,112	14,224
Other current assets	7,588	10,064
Total current assets	150,407	116,596
Net property and equipment	570,728	544,929
Other assets:
Deferred finance costs, net	17,228	19,576
Goodwill, net	742,630	727,470
Intangible assets, net	22,572	24,263
Other	10,373	5,622
Total other assets	792,803	776,931
Total assets	$1,513,938	$1,438,456
Current liabilities:
Accounts payable	$9,173	$10,032
Accrued payroll and related expenses	25,161	25,447
Accrued gaming and admission taxes	27,411	12,424
Accrued income taxes	4,349	—
Other accrued liabilities	68,609	76,317
Accrued interest	6,930	17,627
Current maturities of long-term debt	2,691	2,512
Total current liabilities	144,324	144,359
Long-term debt	791,030	811,615
Deferred income taxes	133,017	107,794
Other long-term obligations	4,137	1,926
Stockholders’ equity:
Common stock, $.01 par; 120,000,000 shares authorized; 29,591,087 and 29,553,772 shares issued and outstanding at September 30, 2005 and December 31, 2004, respectively	296	296
Capital in excess of par	99,979	98,580
Retained earnings	341,155	273,886
Total stockholders’ equity	441,430	372,762
Total liabilities and stockholders’ equity	$1,513,938	$1,438,456

See accompanying notes to condensed consolidated financial statements.

ARGOSY GAMING COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In Thousands, Except Share and Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Casino	$279,124	$271,204	$828,299	$795,424
Admissions	3,642	5,829	14,284	16,540
Food, beverage and other	29,687	26,828	86,575	79,246
	312,453	303,861	929,158	891,210
Less promotional allowances	(36,407)	(37,373)	(111,202)	(106,069)
Net revenues	276,046	266,488	817,956	785,141
Costs and expenses:
Gaming and admission taxes	96,029	95,442	287,862	277,033
Casino	30,777	30,660	93,183	94,413
Selling, general and administrative	44,395	42,153	132,999	124,254
Food, beverage and other	21,621	19,304	62,282	56,626
Other operating expenses	10,819	10,449	31,874	30,047
Depreciation and amortization	14,967	16,504	45,376	45,577
Gain on sale of asset held for sale	(1,096)	(3,155)	(1,096)	(3,155)
	217,512	211,357	652,480	624,795
Income from operations	58,534	55,131	165,476	160,346

Other income (expense):
Interest income	130	65	307	104
Interest expense	(14,511)	(15,680)	(43,462)	(50,325)
Expense on early retirement of debt	—	—	—	(26,040)
	(14,381)	(15,615)	(43,155)	(76,261)

Income before income taxes	44,153	39,516	122,321	84,085
Income tax expense	(19,867)	(18,376)	(55,052)	(40,402)
Net income	$24,286	$21,140	$67,269	$43,683
Basic income per share	$0.82	$0.72	$2.27	$1.48
Diluted income per share	$0.81	$0.71	$2.25	$1.47
Weighted average shares outstanding:
Basic	29,590,773	29,475,631	29,576,434	29,421,578
Diluted	29,893,563	29,658,326	29,874,911	29,634,103

See accompanying notes to condensed consolidated financial statements.

ARGOSY GAMING COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands, Except Share and Per Share Data)

	Nine Months Ended September 30,
	2005	2004
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$67,269	$43,683
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	43,685	43,823
Amortization	4,011	5,249
Gain on the disposal of equipment	(1,139)	(3,299)
Compensation expense recognized on issuance of stock	—	27
Loss on early retirement of debt	—	26,040
Deferred income taxes	19,596	20,471
Changes in operating assets and liabilities:
Accounts receivable and other assets	(223)	(3,626)
Accounts payable, income taxes and other liabilities	19,071	17,807
Accrued interest	(10,697)	(2,702)
Net cash provided by operating activities	141,573	147,473
Cash flows from investing activities:
Purchases of property and equipment	(63,206)	(59,955)
Purchases of Raceway Park, net of cash acquired of $511	(20,575)	—
Other	199	4,437
Net cash used in investing activities	(83,582)	(55,518)
Cash flows from financing activities:
(Repayments) borrowings on credit facility, net	(20,412)	(57,575)
Proceeds from issuance of senior subordinated notes	—	350,000
Payments on senior subordinated notes, including early redemption premium	—	(377,961)
Increase in deferred finance costs	—	(11,642)
Proceeds from stock option exercises	1,138	1,775
Other	(401)	72
Net cash used in financing activities	(19,675)	(95,331)
Net change in cash and cash equivalents	38,316	(3,376)
Cash and cash equivalents, beginning of period	80,069	67,205
Cash and cash equivalents, end of period	$118,385	$63,829

See accompanying notes to condensed consolidated financial statements.

ARGOSY GAMING COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited, In Thousands, Except Share and Per Share Data)

					Total
		Common	Capital in	Retained	Stockholders’
	Shares	Stock	Excess of Par	Earnings	Equity
Balance, December 31, 2004	29,553,772	$296	$98,580	$273,886	$372,762
Exercise of stock options, including tax benefit	37,315	—	1,399		1,399
Net income for the nine months ended September 30, 2005				67,269	67,269
Balance, September 30, 2005	29,591,087	$296	$99,979	$341,155	$441,430

See accompanying notes to condensed consolidated financial statements.

ARGOSY GAMING COMPANY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited, in Thousands, Except Share and Per Share Data)

1.     Basis of Presentation and Pending Merger

            Basis of Presentation - Argosy Gaming Company provides casino-style gaming and related entertainment to the public and, through its subsidiaries, operates casinos in Alton and Joliet, Illinois; Lawrenceburg, Indiana; Riverside, Missouri; Baton Rouge, Louisiana; and Sioux City, Iowa.  Except where otherwise noted, the words “we”, “us”, “our” and similar terms, as well as “Argosy” or the “Company”, refer to Argosy Gaming Company and all of its subsidiaries.

                The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Interim results may not necessarily be indicative of results that may be expected for any other interim period or for the year as a whole. For further information, refer to the financial statements and footnotes thereto for the year ended December 31, 2004, included in our Annual Report on Form 10-K (File No. 1-11853). The accompanying unaudited condensed consolidated financial statements contain all adjustments, which are, in the opinion of management, necessary to fairly present the financial position and the results of operations for the periods indicated.

                The states of Illinois, Indiana and Iowa assess gaming taxes on a graduated scale based on casino revenues and throughout the year we accrue gaming tax expense utilizing an effective annual tax rate. For the three and six months ended June 30, 2005, we have recorded gaming taxes at our Illinois properties at the current tax rates without giving benefit to a statutory rollback in gaming taxes scheduled to rollback effective July 1, 2005. During the second quarter of 2005, the Illinois legislature passed legislation that will reduce the overall gaming tax rates including a rollback of the top marginal gaming rate from 70% to 50% plus a reduction of the admission fee to $3. This legislation also established a minimum annual gaming tax for fiscal years ending June 30, 2006 and June 30, 2007. This minimum annual gaming tax is based on estimated taxes paid over the twelve months ended June 30, 2005. During the third quarter, this legislation was enacted and the corporation adjusted its method of estimating gaming taxes to be accrued by considering the minimum amount payable relative to projected revenue over the next twelve months to determine the effective gaming tax rate. Historically, the Company estimated the gaming taxes to be accrued by considering the applicable graduated tax structure relative to the projected revenue in the calendar year.

            Merger — The Company entered into a definitive Merger Agreement (“Merger Agreement”) with Penn National Gaming, Inc. (“Penn”) on November 3, 2004.  This merger was completed on October 3, 2005 effective October 1, 2005.

                On June 20, 2005, Penn entered into an agreement with Columbia Sussex Corporation to sell all of our interests in the Argosy Casino - Baton Rouge property for $150,000 in cash, immediately following the closing of our merger with Penn. The sale of the Argosy Casino - Baton Rouge was completed on October 25, 2005.

2.              Long-Term Debt

	September 30,	December 31,
	2005	2004
	(unaudited)
Long-term debt consists of the following:
Senior Secured Credit Facility:
Senior secured line of credit, expires September 30, 2009, interest payable at least quarterly at either LIBOR and/or prime plus a margin (5.2% at September 30, 2005)	$68,000	$87,100
Term loan, matures June 30, 2011, principal and interest payments due quarterly at either LIBOR and/or prime plus a margin (6.5% at September 30, 2005)	173,250	174,562
	241,250	261,662
Subordinated Notes:
Due September 2011, interest payable semi-annually at 9.0%	200,000	200,000
Due January 2014, interest payable semi-annually at 7.0%	350,000	350,000
	550,000	550,000
Notes payable, principal and interest payments due quarterly through September 2015, discounted at 10.5%	2,436	2,465

Other	35	—
Total long-term debt	793,721	814,127
Less: current maturities	2,691	2,512
Long-term debt, less current maturities	$791,030	$811,615

            We have borrowings outstanding under two separate Subordinated Notes issues totaling $550,000 (“Subordinated Notes”). On September 30, 2004, we entered into the Third Amended and Restated Credit Agreement (the “Credit Facility”) with a revolving line of credit for up to $500,000 and a Term Loan of $175,000 maintaining a total facility of $675,000. The Credit Facility is secured by liens on substantially all of our assets and our subsidiaries are co-borrowers.  Substantially all of our subsidiaries fully and unconditionally guarantee our 9% Subordinated Notes on a joint and several basis.  All of our subordinated notes rank junior to all of our senior indebtedness, including borrowings under the Credit Facility.

                In 2004, we refinanced a portion of our existing indebtedness ($350,000 of 10.75% Subordinated Notes due 2009) with net proceeds from the issuance of $350,000 in new 7% Subordinated Notes due 2014, together with borrowings under our Credit Facility. Related to this refinancing, we incurred a pre-tax charge of $26,040 in net premiums and fees.

                The closing of our pending merger with Penn constitutes a change of control as defined under our Subordinated Note indentures and obligates us to make an offer to repurchase our Subordinated Notes at a cash price equal to 101% of the principal amount of our outstanding Subordinated Notes plus accrued interest. This change of control offer is required to be made within 30 business days following the change of control.

                Penn has commenced cash tender offers, subject to completion of the merger between Penn and Argosy, for any and all of the $200,000 9% Subordinated Notes and any and all of the $350,000 7% Subordinated Notes. In conjunction with the tender offers, noteholder consents are being solicited to effect certain amendments and waivers to the indentures governing these notes. The tender offers and the consent solicitations are being conducted in connection with Penn’s merger with Argosy. Each tender offer was scheduled to expire at 12:00 midnight EST, on August 3, 2005, and was extended to the close of the merger. On October 3, 2005, Penn used proceeds from its $2.725 billion senior secured credit facility to complete the tender of the Subordinated Notes. As of October 11, 2005, $199,990 of the 9% Subordinated Notes and $349,850 of the 7% Subordinated Notes were tendered.

                Our Subordinated Notes due in 2011 and 2014 contain certain restrictions on the payment of dividends on our common stock and the incurrence of additional indebtedness, as well as other typical debt covenants. In addition, the Credit Facility requires us to maintain certain financial ratios, based on terms as defined in the Credit Facility, which, as of June 30, 2005, are as follows: (1) Total Funded Debt to EBITDA Ratio of a maximum of 4.75 to 1.0; (2) Senior Funded Debt to EBITDA Ratio of a maximum of 3.50 to 1.0; and (3) Fixed Charge Coverage Ratio of a minimum of 1.50 to 1.0. As of September 30, 2005, we are in compliance with these ratios.

3.             Stock-based Compensation

                In December 2002, the Financial Accounting Standards Board issued FAS 148, “Accounting for Stock-Based Compensation — Transition and Disclosure”. We have a stock-based employee compensation plan and a stock-based director compensation plan. As we continue to follow APB 25 for stock options granted to employees and directors, no stock-based compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table discloses our pro forma net income and diluted net income per share had we applied the fair value recognition provisions of FAS 123.

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
	(unaudited, in thousands, except share data)
Net income
As reported	$24,286	$21,140	$67,269	$43,683
Pro forma stock-based compensation, net of tax benefit	(717)	(243)	(2,206)	(732)
Pro forma	$23,569	$20,897	$65,063	$42,951
Diluted income per share
As reported	$0.81	$0.71	$2.25	$1.47
Pro forma stock-based compensation, net of tax benefit	(0.02)	(0.01)	(0.07)	(0.02)
Pro forma	$0.79	$0.70	$2.18	$1.45

            In April and July 2004, we granted 638,571 and 20,000 shares of non-qualified stock options, respectively, to certain key employees and 40,000 shares of non-qualified stock options to our non-employee directors under the Argosy Gaming Company Stock Option Plan and the Argosy Gaming Company Directors Option Plan, respectively.  Under the terms of our Merger Agreement with Penn, we are restricted from issuing additional stock options under both the Stock Option Plan and the Directors Option Plan for the period from the date of the agreement to the effective time of the merger.

4.             Earnings Per Share

                    The following table sets forth the computation of basic and diluted earnings per share:

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
	(unaudited, in thousands, except share data)
Numerator:
Numerator for basic and diluted earnings per share - net income	$24,286	$21,140	$67,269	$43,683
Denominator:
Denominator for basic earnings per share - weighted average shares outstanding	29,590,773	29,475,631	29,576,434	29,421,578

Effect of dilutive securities (computed using the treasury stock method):
Employee and directors stock options	302,790	182,695	298,477	212,525
Dilutive potential common shares	302,790	182,695	298,477	212,525
Denominator for diluted earnings per share - adjusted weighted-average shares and assumed conversions	29,893,563	29,658,326	29,874,911	29,634,103
Basic earnings per share	$0.82	$0.72	$2.27	$1.48
Diluted earnings per share	$0.81	$0.71	$2.25	$1.47

            For the three and nine months ended September 30, 2005, all employee and director options were included in the computation of diluted earnings per share.

            For the three and nine months ended September 30, 2004, employee options to purchase 713,145 shares of common stock priced at a range of $35.18-$37.71 per share and director options to purchase 52,000 shares of common stock priced at a range from $35.15-$39.99 per share, were not included in the computation of diluted earnings per share because the option exercise price was greater than the average market price of the underlying common shares and, therefore, the effect would be anti-dilutive.

5.     Commitments and Contingent Liabilities

        We are subject to, from time to time, various legal and regulatory proceedings in the ordinary course of our business.  We believe that current proceedings will not have a material effect on our financial condition or the results of our operations.

6.     Raceway Park Acquisition

        On August 4, 2005, we diversified our operations and cash flows by completing the acquisition of 100% of Raceway Park and its related entities (with harness racing operations located in Toledo, Ohio) for approximately $21,086.  The purchase price was determined based upon estimates of future cash flows and the net worth of the assets acquired.  We funded this acquisition through borrowings under our Credit Facility.  The results of operations for the Raceway Park for the period from August 5, 2005 through September 30, 2005, since the acquisition, are included in our consolidated statements of income.